Exhibit 10.2

BF—2005—0120	Contract Serial Number: XF XXXX

THE CONTRACT OF PURCHASE OF COMPLETE COMMERCIAL HOUSE OF BEIJING

SELLER:	VISION HUA QING (BEIJING) REAL ESTATE DEVELOPMENT CO., LTD.

BUYER:	BEIJING SOHU NEW ERA INFORMATION TECHNOLOGY CO., LTD.

LOCATION OF PROPERTY:	THE WHOLE STOERY OF 10th FLOOR, BUILDING 9 OF PARK 1, ZHONGGUANCUN EAST ROAD, HAIDIAN DISTRICT, BEIJING, P. R. CHINA

BEIJING MUNICIPAL CONSTRUCTION COMMITTEE

INDUSTRIAL AND COMMERCIAL ADMINISTRATION BUREAU OF BEIJING

NOVEMBER, 2005

DESCRIPTION:

1.	The version of this Contract is made by Beijing Municipal Construction Committee and the Industrial and Commercial Administration Bureau of Beijing and serves as a template for purchasing complete commercial houses (including economic residential houses). The term of complete commercial house means the house that is built by a qualified construction unit and is granted with the Certificate of Use of State Land and the Certificate of Ownership of House (without any record of registration of change of ownership).

2.	Prior to entering into this Contract, the Seller shall produce the Buyer with the Certificate of Use of State Land, the Certificate of Ownership of House and other related certificates and documentations that are required.

3.	The Parties hereto shall execute this Contract on the principles of free will, fairness and faithfulness. Neither Party shall compel the other to enter into this Contract. For the purpose of free will hereunder, an area of blank is given in this Contract following the standard terms and provisions for the parties to fill in with their specific provisions. After the Contract takes effect, the text in this Contract in print form without any modification shall be deemed as the provisions that are agreed by the parties.

4.	Prior to entering into this Contract, the Buyer shall peruse the whole provisions of this Contract and pay special attention to those parts involving optional, supplemental, filling and amending terms.

5.	The provisions in [ ] herein including optional terms, filling terms and other terms for deleting or appending shall be negotiated and agreed by the parties. Mark ✓ to choose a provision in a pair of [ ]; If the case in a provision in [ ] has not happened or the parties do not provide, mark × to delete such provision.

6.	Should any dispute arises out of this Contract, either Party may elect to bring the suit before the people’s court in the place where the house is located or to submit the dispute to an arbitration committee for arbitration. If arbitration is elected, the optional arbitrators may be Beijing Arbitration Committee, China International Economic and Trade Arbitration Commission or any arbitration committees located in other places.

7.	The parties may determine the number of counterparts of this Contract in accordance with the situation and shall examine them during the execution of this Contract and make sure that all the counterparts are identical. In all cases the Buyer shall at least keep one or more counterparts.

8.	The Seller shall covenant that it has not entered into any contracts with any third parties in respect of the house at the time when the Seller signs the online purchase contract, and it shall also warrant that the house is free of any seizure orders by any competent authorities and any disputes over the ownership of the same. In the case the house is mortgaged, Seller shall obtain the prior consent of the mortgagee and inform the Buyer of the mortgage. The Seller and the Buyer shall go through the procedure of ownership transfer of the house in the administration department of houses within 90 days of the execution of the Contract and ensure that all the factors that hinder the Buyer to obtain the certificate of ownership of the house is removed.

THE CONTRACT OF PURCHASE OF COMPLETE COMMERCIAL HOUSE OF BEIJING

SELLER:	VISION HUA QING (BEIJING) REAL ESTATE DEVELOPMENT CO., LTD.

CORRESPONDENCE ADDRESS:	ROOM 04-08, VISION INTERNATIONAL PLAZA, BUILDING 9 OF TSINGHUA SCIENCE AND TECHNOLOGY PARK, PARK 1, ZHONGGUANCUN EAST ROAD, HANDIAN DISTRICT, BEIJING, P. R. CHINA

ZIP CODE:	100084

REGISTRATION NUMBER. OF BUSINESS CERTIFICATE:	QI HE JING ZONG ZI DI NO. XXXXXX

COMPANY CERTIFICATE NO.:	XXXXXX

LEGAL REPRESENTATIVE:	HONG YA LI	TELEPHONE:

AUTHORIZED REPRESENTATIVE:	×	TELEPHONE: ×

AUTHORIZED SALES AGENT:	VISION HUAQING (BEIJING) REAL ESTATE DEVELOPMENT CO., LTD.

CORRESPONDENCE ADDRESS:	ROOM 04-08, VISION INTERNATIONAL PLAZA, BUILDING 9 OF TSINGHUA SCIENCE AND TECHNOLOGY PARK, PARK 1, ZHONGGUANCUN EAST ROAD, HANDIAN DISTRICT, BEIJING, P. R. CHINA

ZIP CODE:	100084

REGISTRATION NUMBER. OF BUSINESS CERTIFICATE:	QI HE JING ZONG ZI DI NO. XXXXX

SALES AGENT CERTIFICATE NO.:	_______________________

NAME OF SALES PERSON:	WEI

CERTIFICATE NO. OF SALES PERSON:	JING JIAN XIAO XXXXXXX

BUYER:	BEIJING SOHU NEW ERA INFORMATION TECHNOLOGY CO., LTD.

LEGAL REPRESENTATIVE:	ZHANG CHAO YANG	NATIONALITY:

REGISTRATION NUMBER. OF BUSINESS CERTIFICATE:	QI DU JING ZONG ZI DI NO. XXXXXX

DATE OF BIRTH:	YY MM DD	GENDER:

CORRESPONDENCE ADDRESS:	_______________________

ZIP CODE:	100084	TELEPHONE:

This Contract is entered into by and between the Seller and the Buyer on the basis of equality, free will, fairness and good will negotiation in respect of the purchase of the complete commercial house in accordance with The Contract Law of the People’s Republic of China, The Administration Law of City Real Estate of the People’s Republic of China, The Administration Regulations of Transfer of Real Estate of Beijing City as well as other applicable laws and regulations. The parties agree as follows:

Article 1 Building Description

The Seller has acquired the land use right of the state owned land located at Vision International Plaza, Tsinghua Science and Technology Park, Park 1, Zhongguancun East Road, Haidian District (location set out in the Certificate of Land Use Right) by means of paid leasing. The number of the Certificate of Land Use Right of such land is Jing Shi Hai She Wai Guo Yong (2006 Chu) Di No. XXXX. The area of such land is 9407.49 square meters. The purpose of use of such land is: general. Period of use is from August 22, 2003 to August 21, 2053.

The building constructed on such land is officially named as Vision International Plaza. The number of Urban Planning Certificate of such building is 2003 Gui Jian Zi No. XXXX. Now such building has passed planning and construction inspection.

Article 2 Sales Description

The house purchased by the Buyer has acquired the Certificate of Ownership of House. The certificate number is Jing Fang Quan Zheng Shi Hai She Wai Zi No. 10246 and is issued by Beijing Municipal Construction Committee.

The house purchased by the Buyer has acquired official certificates on the date of         ×         and issued by         ×

Article 3 General Information of the House

The house is: the whole storey of 10th Floor, Building 9, Park 1, Zhongguancun East Road, Haidian District. The Public Security Administration Bureau has confirmed that the house address is Building 9, Park 1, Zhongguancun East Road, Haidian District. The house is the whole storey of 10th floor of building 9 of the building as set forth in Article 1.

The main frame structure of the building is reinforced concrete. The total stories are 15, 13 above ground and 2 underground.

The purpose of use of the house is general. The height between floors is 4.2 meters. The net height of pitched roof is         ×         meters at the lowest end,         ×         meters at the top end. The house faces east. There are     0     balcony(ies),     0     of which are closed,     0     of which are open.

The Seller retains a house measuring agency named Beijing Huaxing Measuring New Technology Co., Ltd. to measure the area of the house. The result of measurement is: gross floor area 2609.3 square meters, which includes saleable area 1826.83 square meters and common area 782.47 square meters. The floor plan and the location of the house in the building are set out in Exhibit 1, common area description set out in Exhibit 2.

The height between floors referred to herein means the vertical height between every 2 floors or floor and ground. The net height means the vertical height between a floor or ground and upper floor or ceiling.

Article 4 Mortgage Information

The mortgage information of the house is as follows:     2

1.	The house is not mortgaged.

2.	The house is mortgaged. The mortgagee is CITIC Ka Wah Bank Limited and CITIC Bank. The mortgage is registered by the House Ownership Registrar of Beijing Municipal Construction Committee on January 4, 2006.

The provisions regarding mortgage are set out in Exhibit 3.

Article 5 Lease Information

The lease information of the house is as follows:     2

1.	The Seller has not leased the house.

2.	The Seller has leased the house, and the lessee is the Buyer.

Article 6 Payment Term

The Seller and the Buyer agree that the payment of the house shall be calculated as follows:     2

1.	The payment is calculated on the basis of the saleable area. The unit price is × per square meter, total price × .

2.	The payment is calculated on the basis of the floor area. The unit price is RMB XXXXXX, total price RMB XXXXXXXXXXXXXXXXXXX.

3.	The payment is calculated on the basis of the saleable unit. The total price is RMB × .

4.	The payment is calculated on the basis of × . The total price is RMB × .

Detailed calculation is set out in Exhibit 4.

The floor area referred to herein means the vertical projection area of the floors above the outside walls (columns) of the house, including balcony(ies), hallway, basement and outside stairs, provided that such area shall be the permanent construction that has a roof, a sound structure and the height between floors over 2.2 meters.

The saleable area referred to herein means the aggregate area of the saleable area of the house unit, the walls and the balcony (ies).

Article 7 Manner of Payment and Due Date

The Buyer shall make the payment by the follow means:     1

1.	In lump-sum

2.	In installments

3.	By loan. The Buyer shall pay the advance in the amount of × % of the total payment. The remaining sum shall be paid by loaning from × bank or the agency of accumulation fund of residential houses.

4.	Other means.

Detailed manner of payment and due date are set out in Exhibit 5.

Article 8 Liabilities for Overdue Payment

Should the Buyer be late or otherwise in default with respect to the payment due hereunder, it shall assume the liability of     1    .

1.	Assume one of the following liabilities on the basis of overdue days.

(1)	If the days are 30 days or less, the Buyer shall calculate an interest at a daily rate of 0.0002 on the sum due from the due date of the payment until the full payment thereof and pay to the Seller such interest within 7 days from the fulfillment of the full payment, and the Contract shall continue effective.

(2)

If the days are more than 30 days (the number in this blank shall be the same as in (1)), the Seller shall be entitled to terminate this Contract. In the case the Seller terminates the Contract, the Buyer shall, within 7 days of the receipt of the notice of the termination by the Seller, pay to the Seller interest a damage in the amount of 10% of the total due payment, and the Seller shall refund the Buyer all the sum already paid to the Seller. If the Buyer agree to continue the purchase, the Contract shall continue effective upon the approval of the Seller, and the Buyer shall, within 7 days of the due date, pay to the Seller interest at a daily rate of 0.0003 (such rate shall be no less than the rate provided in (1)) on the sum due from the due date of the payment until the full payment thereof.

The overdue payment referred to herein means the difference between the due payment as set out in Article 7 and the sum already paid to the Seller. If the manner of payment is in installments, the overdue payment shall mean the difference between the due payment of each installment and the sum already paid in such installment.

2.	is set out in in Exhibit 8.

Article 9 Delivery Terms

1.	The Seller shall hand over the house to the Buyer before the th day of . (as provided in Exhibit 8)

2.	The house shall meet the following 1, 3, 5 and × requirements when it is handed over. (as provided in Exhibit 8)

i.	A technical report of area measurement of the house furnished by a qualified house measuring agency shall be produced.

ii.	If the house is residential, the Seller shall produce the Guarantee of Residential Quality and the Specifications of the Use of Residential House.

iii.	The house shall also be qualified with respect to the standards of the municipal utilities promised by the Seller in Article 12 and other equipment standards.

iv.	If the house is residential, the Seller shall produce the Inspection List of Unit Quality (apply to the residential houses that are inspected after January 1, 2006).

v.	Other terms as provided in Exhibit 6.

Article 10 Liabilities of Late Delivery

Unless caused by Force Majeure, if the Seller fails to deliver the house to the Buyer before the due date or in accordance with the terms as set forth in Article 9, the Seller shall assume the liability as set forth in ×:

1.	Assume either one of the following liabilities on the basis of number of overdue days.

a)	Should the overdue days are × days or less (such number of days shall be no less than the days filled in 1 a) of Article 8), an interest shall be calculated at a daily rate of × on the sum already paid by the Buyer (such rate shall be no less than the one agreed in 1 a) of Article 8), the Seller shall pay to the Buyer such interest within × days from the delivery of the house and the Contract shall continue effective.

b)	Should the overdue days are more than × days (such number shall be the same as above a)), the Buyer shall be entitled to the right to reject the house. In the case the Buyer reject the house,

6

the Seller shall, within     ×     days of the receipt of the notice of rejection from the Buyer, refund the Buyer all the sum that has been already paid, and pay to the Buyer an interest in the amount of × % of the sum that has been already paid by the Buyer. In the case the Buyer agree to continue the Contract, the Contract shall continue effective, an interest shall be calculated at a daily rate of × on the sum already paid by the Buyer (such rate shall be no less than the one agreed in 1 a) of this Article), the Seller shall pay to the Buyer such interest within × days from the delivery of the house.

2.	×

Article 11 Hand-over Procedure

1.	Should the house is qualified with the delivery terms as set out in Article 9, the Seller shall, within 7 days prior the delivery day, give the Buyer a written notice specifying the date of hand-over, the venue and all the required certificates or documents. When the parties hand over the house, the Seller shall produce with the Buyer all the certificates and documents specified in Article and perform other obligations set forth in Article 9. Should the Seller fail to supply part or all such certificates or documents, or perform other obligations specified in Article 9, the Buyer shall have the right the reject the house and the Seller shall assume all the liabilities of overdue delivery arising therefrom and assume the liabilities specified in Article 10.

2.	After the house is inspected and handed over, the parties shall sign the hand-over paper. If the hand-over can not be fulfilled due to the fault of the Buyer, the parties agree as follows:

        X            .

3.	The parties agree that the taxes and fees shall be paid in the following 1 manner.

a)	The Seller shall not obligate the Buyer to pay all the taxes and fees as a condition of delivering the house.

            ×

b)	The Buyer agree that the Seller pay the taxes and fees specified in the following X , X , X , X , X and X for the Buyer, and the Buyer shall reimburse the Seller for such taxes and fees at the time of taking over the house.

i.	Maintenance fund;

ii.	Deed tax;

iii.	Fees of house management service specified in Article 20;

iv.	Fees of heating services;

v.	X

vi.	X

c)	The Buyer shall pay to the appropriate authorities the taxes and fees specified in the following X , X , X , X , X and X , and shall produce with the Seller the official receipt and documents of the payment.

i.	Maintenance fund;

ii.	Deed tax;

iii.	Fees of house management service specified in Article 20;

iv.	Fees of heating services;

v.	X

vi.	X

Article 12 Warranty of Municipal Utilities and Other Equipment

The Seller shall warrant to the Buyer that the municipal utilities and other necessary equipment furnished on the house shall, as of the following dates, meet the standards as follows:

1.	Municipal Utilities

a)	Tap water and sewer: municipal standard tap water and sewer as of January 27, 2007;

b)	Electrical power: normal power supply as of January 27, 2007;

c)	Heating services: mass heating services as of January 27, 2007;

d)	Gas: X as of ;

e)	X

f)	X

If the house fails to meet the above standards as of the due dates, the parties agree as follows:

a)	The Seller shall pay to the Buyer an interest of daily rate of 0.0002 on the sum already paid by the Buyer until all the standards are met;

b)	X ;

2.	Other Equipment

a)	Common landscaping area: municipal layout standard as of January 27, 2007;

b)	Common pass: municipal layout standard as of January 27, 2007;

c)	Common parking lot: municipal layout standard as of January 27, 2007;

d)	Kindergarten: X as of X ;

e)	School: X as of X ;

f)	Club: X as of X ;

g)	Shopping center: X as of X ;

h)	Gymnasium: X as of X ;

i)	X ;

j)	X ;

If the house fails to meet the above standards as of the due dates, the parties agree as follows:

a)	The Seller shall pay to the Buyer an interest of daily rate of 0.0002 on the sum already paid by the Buyer until all the standards are met;

b)	X ;

Article 13 Standards of Quality, Decoration and Equipment

1.	The Seller warrants to the Buyer that the house is built with qualified construction materials and components and that the quality of the house meets the construction quality regulations, standards and the requirements of the designing documents that are imposed by the state and the city.

2.	Both the Seller and the Seller agree as follows:

a)	If the air quality of the rooms of the house fails to pass the air inspection of state standards, the Buyer shall have the right to reject the house within X days (not more than 60 days) of the delivery of the house. In the case the Buyer reject the house, the Seller shall, within X days of the receipt of the notice of rejecting the house, refund the Buyer all the sum already paid by the Buyer, pay to the Buyer an interest of X of the sum of refund, remedy all the damages incurred by the Buyer arising therefrom and assume the cost of air inspection.

In the case the Buyer does not reject the house or has taken over and used the house for over X days, the Buyer shall settle the issue in a supplemental agreement.

    X

b)	If the house has already passed the all the inspections conducted by the appropriate agencies such as construction agency, measuring agency, building agency and construction supervisor by the time of hand-over, the Seller shall accompany the Buyer to inspect the house. If there are still other problems, the parties agree to settle the problems in the following X manner.

i.	The Seller shall correct all the problems and re-deliver the house within X days thereafter, assume all the liabilities of overdue hand-over associated therewith and assume the liabilities specified in Article 10.

ii.	The Seller shall correct all the problems in accordance with the regulations and standards required by the state or the city within X days thereafter, assume all the costs thereof and remedy all the damages incurred by the Buyer arising therefrom.

iii.	X

c)	The Seller shall warrants to the Buyer that the decoration and equipment of the house shall meet the standards as agreed by the parties. If the Seller fails to do so, the Buyer shall be entitled to the right as specified in the following X .

i.	A damage paid by the Seller twice as the difference between the cost of the decoration and equipment delivered by the Seller and that of the standard ones.

ii.	X

iii.	X

The standard of the decoration and equipment is set out in Exhibit 6.

3.	In the case of any disputes between the Seller and the Buyer in respect of the construction quality, either Party shall have the right to retain a qualified construction inspection agency to inspect the quality, and both Parties shall give reasonable cooperation to the inspection.

        X

Article 14 Energy Conservation Method of the House

In the case the house is residential, it shall meet the energy conservation requirements of the state and the Standards of Energy Conservation Design of Residential Buildings (DBJ01-602-2004) issued by Beijing Municipal Commission of Urban Planning and Beijing Municipal Construction Committee. If the house fails to meet such requirements or standards, the Seller shall correct the energy conservation method in accordance with the Standards of Energy Conservation Design of Residential Buildings, assume all the costs arising therefrom and remedy all the damages incurred by the Buyer arising therefrom.

        X

Article 15 Warranty of Repair for Residential Houses

1.	In the case the house is residential, the Seller shall warrant to the Buyer the quality of the house in accordance with the Warranty of the Quality of Residential Houses and assume all the liabilities associated therewith as of the delivery date of the house.

If the house is non-residential, the parties shall specify the scope, period and liabilities of the warranty in a supplemental agreement. (as set out in Exhibit 8)

2.	In case of any quality problems within the scope of warranty arising out of the house during the warranty period and if parties have agreed on rejecting the house, the house shall be rejected by the Buyer, otherwise, the Seller shall assume the liabilities of repairing, and the Buyer shall give reasonable cooperation to the repairing. If the quality problems are caused by reasons other than the faults of the Seller, the Seller shall be released of the warranty liabilities.

Article 16 Warranty of Use

The Buyer shall not, during the period of using the house, change the main construction structure, supporting structure or purpose of use of the house. Unless otherwise agreed in this Contract, the supplemental agreement or the Exhibits, the Buyer shall, during the period of using the house, have the right to share the common area and equipment of the house with others and shall assume related liabilities for such common area in accordance with its sharing of the area.

The Seller shall not change the purpose of use of the common area and equipment of the house.

        X

Article 17 Registration of Ownership Transfer

1.	The Seller shall indemnify the Buyer against any and all claims, demand or disputes by any third party in connection with the ownership of the house. If the registration of ownership transfer of the house can not be fulfilled or any disputes of ownership arise out of the house, the Seller shall assume the following liabilities: (as set out in Exhibit 8)

2.	After the house has been handed over to the Buyer, the parties agree to settle the problems in the following 1 manner.

a)	Both Parties apply with the ownership registrar for registration of ownership transfer of the house. (as specified in Exhibit 8)

b)	The Buyer retains a third party to apply with the ownership registrar for registration of ownership transfer of the house.

c)	The Buyer agrees to retain X to apply with the ownership registrar for registration of ownership transfer of the house at the service fees of RMB X .

3.	In the case the Buyer fails to obtain the Certificate of Ownership of the house within X days of the delivery of the house, the parties agree to settle the problem as follows.

a)	If the failure is caused by the fault of the Seller, the Buyer shall have the right the reject the house. If the Buyer elect to do so, the Seller shall , within X days of the receipt of the notice of rejecting the house, refund the Buyer all the sum already paid by the Buyer and pay to the Buyer an interest of X of the sum of refund. If the Buyer does not reject the house, an interest shall be calculated at a daily rate of X of the sum already paid by the Buyer as of the due date of obtaining the certificate of ownership until the obtaining is actually fulfilled and the Seller shall pay to the Buyer such interest within X days from the date of fulfillment.

b)	If the failure is caused by the fault of the Buyer, the Buyer shall assume such losses at its sole expenses.

c)	X

Article 18 Terms of Common Area

1.	The use right of the roof of the building attributes to all the owners.

2.	The use right of the metope of the building attributes to all the owners.

3.	The Buyer shall have the right to share all the profits generated from any advertisements by exploiting the building on the basis of the proportion of the purchased area of the house to the saleable area of the building.

4.	X

Article 19 Installations and Facilities

The installations and facilities of the house such as underground parking lots shall be agreed in the following     X    .

1.	The ownership of X, X, X and X related to the house shall be transferred to the Buyer along with the house.

2.	The ownership of X, X, X and X related to the house shall not be transferred to the Buyer along with the house.

Article 20 Property Management Services (if no owners’ committee is founded)

1.	The manager retained by the Seller is Beijing Hua Qing Property Management Co., Ltd., certificate number Jing Wu Qi Zi 2 [2005] No. 024.

2.	The price of Property Management Services of the house during the initial period is X per month per square meter (gross floor area). Such price includes cleaning fees, security fees, maintenance fees for common area and common facilities, landscaping fees, general management fees, X , X , X .

Ground parking fees:     X    . Under ground parking fees:     X    .

3.	The payment to the property manager shall be made in accordance with the following X manner.

a)	The payment shall be paid on an annual basis and made on or before the X th day of X of each year.

b)	The payment shall be paid on a half year basis and made on or before the X th day of X and X th day of X of each year.

c)	The payment shall be paid on a quarterly basis and made on or before the X th day of X , X th day of X and X th day of X of each year.

4.	The terms of property management and the provisional terms of owners are set out in Exhibit 7. The Buyer hereby acknowledges that it has perused such terms and agrees that the manager retained by the Seller shall have the right to provide property management services for the initial period and agrees to observing the provisional terms of owners.

Article 21 Special RepairFund

If the Buyer agrees that the Seller pay the special repair fund for the Buyer, the Seller shall, within     X     days after the Buyer takes over the house, supply the Buyer with the official receipt of the payment.

If the Buyer agrees to pay the special repair fund by itself, it shall, within     X     days of the delivery of the house, produce with the manager with the official receipt of the payment.

Article 22 Force Majeure

Neither of the Parties shall be held responsible for non-performance of this Contract due to Force Majeure, provided that the affected Party shall inform the other Party of the issue of Force Majeure in a timely manner and, within 15 days after the end of such Force Majeure issues, give the other Party the proof of such issues. (as set out in Exhibit 8)

Article 23 Disputes Resolution

In the event of any dispute arising out of or in connection with this Contract, the Parties agree to settle the matter in dispute in accordance with good faith. If the dispute has not been settled, the Parties agree to settle the dispute in the following     2     resolutions:

1.	Submitting the dispute to Beijing Arbitration Committee for arbitration, or

2.	Bringing a suit to the People’s Court.

Article 24 This Contract takes effect as of the date of signature of this Contract by the parties. The parties may amend or sign an addendum on the basis of this Contract, provided that any terms or conditions that intent to unreasonably release or exempt the Seller from any or all of the liabilities specified in this Contract or unreasonably add liabilities of the Buyer or preclude the Buyer from any of the major rights shall be null and void. The termination of this Contract shall be made in written. The Exhibits hereto and any addendums hereto shall have equal effect as this Contract.

Article 25 The pages of this Contract and all the Exhibits hereto are     . The Contract and all the Exhibits are made in 5 counterparts, each one in equal effect, two for the Seller, two for the Buyer and one for the administration agency.

The Seller:

Legal Representative:

Duly Authorized Representative:

Duly Authorized Sales Agent:

Singed on:     th day of                     ,

Signed at:

The Buyer:

Person in Charge:

Duly Authorized Representative:

Singed on:     th day of                     ,

Signed at: